SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2014 the Board of Directors (the “Board”) of Exa Corporation (the “Company”) appointed Robert D. Burke to serve as a Class III Director for a term expiring at the Company’s 2015 annual meeting of stockholders. The Board determined that Mr. Burke is “independent” under the independence standards of the Nasdaq Global Market. Mr. Burke will serve as a member of the Board’s audit committee.

In connection with his appointment to the Board, Mr. Burke will receive an option to purchase 15,384 shares of our common stock. Pursuant to our compensation policy for non-employee directors, Mr. Burke will also receive an annual cash fee in the amount of $30,000 and an annual equity grant of restricted stock units that has a fair market value on the date of grant equal to $45,000. As a member of the Board’s audit committee, he will receive an additional annual cash fee of $2,500.

Our press release announcing the election of Mr. Burke is attached as Exhibit 99.1 to this Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on June 10, 2014, at which three proposals were submitted to, and approved by, our stockholders. The holders of 12,915,609 shares of common stock were present or represented by proxy at the meeting. The proposals are described in detail in our definitive proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on May 2, 2014. The final results for the votes for each proposal are set forth below.

At the annual meeting, each of Robert Schechter and John J. Shields, III was elected as a Class II Director of the Company, to serve a three-year term expiring at the 2017 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Schechter	11,717,383	152,042	1,046,184
John J. Shields, III	11,717,289	152,136	1,046,184

At the annual meeting, our stockholders also approved the amendment and restatement of the Company’s 2011 Stock Incentive Plan. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve the Amended and Restated 2011 Stock Incentive Plan.	9,639,619	2,228,862	944	1,046,184

At the annual meeting, our stockholders also approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2015. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal year 2015.	12,906,782	6,293	2,534	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1.	Press Release, dated June 16, 2014, entitled “Exa Announces Robert Burke as New Board of Directors Member.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Stephen A. Remondi
Stephen A. Remondi Chief Executive Officer and President

Date: June 16, 2014

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated June 16, 2014, entitled “Exa Announces Robert Burke as New Board of Directors Member.”

5